Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2018

IRVINE, CA  – February 12, 2019 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Operational Results (as compared to Fourth Quarter 2017):

•	Net income increased 276.0% to $77.8 million. Excluding the effect of the gain on the three hotels sold during the fourth quarter of 2018, net income would have increased 43.0%.
•

Income attributable to common stockholders per diluted common share increased 357.1% to $0.32. Excluding the effect of the gain on the three hotels sold during the fourth quarter of 2018,  income attributable to common stockholders per diluted common share would have increased 57.1%.

•	22 Hotel Total Portfolio RevPAR increased 5.9% to $186.34.
•	21 Hotel Comparable Portfolio RevPAR increased 5.6% to $188.02.
•

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin,  excluding prior year property tax adjustments, net and hurricane-related business interruption insurance proceeds increased 30 basis points to 30.4%.

•	Adjusted EBITDAre, excluding noncontrolling interest increased 5.6% to $83.6 million.
•	Adjusted FFO attributable to common stockholders per diluted share increased 3.6% to $0.29.

Full Year 2018 Operational Results (as compared to Full Year 2017):

•	Net income increased 69.3% to $259.1 million.
•	Income attributable to common stockholders per diluted common share increased 78.0% to $1.05.
•	22 Hotel Total Portfolio RevPAR increased 2.9% to $189.60.
•	21 Hotel Comparable Portfolio RevPAR increased 2.8% to $191.74.
•

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net and hurricane-related business interruption insurance proceeds decreased 50 basis points to 30.9%.

•

Adjusted EBITDAre, excluding noncontrolling interest decreased 2.0% to $331.8 million. The decline in Adjusted EBITDAre, excluding noncontrolling interest is primarily attributable to asset sales that occurred in 2018.

•	Adjusted FFO attributable to common stockholders per diluted share decreased 4.1% to $1.17.

John Arabia,  President and Chief Executive Officer, stated, “2018 marked a successful year for Sunstone as we increased our ownership of Long-Term Relevant Real Estate® through the selective disposition of six non-core hotels, the acquisition of both the land underlying the JW Marriott New Orleans and the perpetual rights to leased spaces at the Renaissance Washington DC, and through $150 million of capital investment throughout our portfolio. These capital investments, which are expected to drive growth in 2019 and beyond, include full renovations of the Marriott Boston Long Wharf and JW Marriott New Orleans and the completed development of a brand new, 46,000 square foot meeting facility at the Renaissance Orlando at SeaWorld®. Additionally, our

portfolio of Long-Term Relevant Real Estate® outperformed our expectations, resulting in RevPAR and profitability significantly above the high-end of our prior guidance range. This better-than-expected operating performance benefited from strong fourth quarter room rate growth, combined with solid growth in food and beverage and other revenues.”

Mr. Arabia continued, “In the past several years we have not only improved our portfolio but also built up significant financial optionality and capacity that represents meaningful earnings accretion once our excess capital is deployed.  Over time, we expect to gradually divest of our few remaining non-core assets while recycling sales proceeds and our significant existing financial capacity into Long-Term Relevant Real Estate® as attractive opportunities arise.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change		2018	2017	Change

Net Income	$77.8	$20.7	276.0%		$259.1	$153.0	69.3%
Income Attributable to Common Stockholders per Diluted Share	$0.32	$0.07	357.1%		$1.05	$0.59	78.0%

22 Hotel Total Portfolio RevPAR (1)	$186.34	$176.03	5.9%		$189.60	$184.33	2.9%
21 Hotel Comparable Portfolio RevPAR (1)	$188.02	$178.04	5.6%		$191.74	$186.59	2.8%

21 Hotel Comparable Portfolio Occupancy (1)	82.2%	81.0%	120	bps	83.8%	84.1%	(30)	bps
21 Hotel Comparable Portfolio ADR (1)	$228.74	$219.80	4.1%		$228.81	$221.87	3.1%

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin (1) (2)	30.4%	30.1%	30	bps	30.9%	31.4%	(50)	bps

Adjusted EBITDAre, excluding noncontrolling interest	$83.6	$79.2	5.6%		$331.8	$338.6	(2.0)%
Adjusted FFO Attributable to Common Stockholders	$66.8	$62.5	6.8%		$264.2	$271.0	(2.5)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.29	$0.28	3.6%		$1.17	$1.22	(4.1)%

(1)

The 22 Hotel Total Portfolio is comprised of all hotels owned by the Company as of December 31, 2018, plus the Marriott Tysons Corner, sold in December 2018. The 21 Hotel Comparable Portfolio is comprised of all hotels owned by the Company as of December 31, 2018. For the year ended December 31, 2017, both the 22 Hotel Total Portfolio and the 21 Hotel Comparable Portfolio include prior ownership results for the Oceans Edge Resort & Marina acquired in July 2017.

(2)	The 21 Hotel Comparable Portfolio Adjusted EBITDAre Margins exclude any prior year property tax adjustments, net and hurricane-related business interruption proceeds.

Disclosures regarding the non-GAAP financial measures in this release are included on pages 6 through 8. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 11 through 14  of this release.

The Company’s actual results for the quarter and year ended December  31, 2018 compare to its guidance originally provided as follows:

Metric	Quarter Ended December 31, 2018 Guidance (1)	Quarter Ended December 31, 2018 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Net Income ($ millions) (2)	$29 to $33	$78	+ $47
22 Hotel Total Portfolio RevPAR Growth (3)	+ 3.0% to + 5.0%	5.9%	+ 1.9%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$78 to $81	$84	+ $4
Adjusted FFO Attributable to Common Stockholders ($ millions)	$60 to $63	$67	+ $5
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.26 to $0.28	$0.29	+ $0.02
Diluted Weighted Average Shares Outstanding	227,700,000	227,500,000	- 200,000

Metric	Full Year 2018 Guidance (1)	Full Year 2018 Actual Results (unaudited except Net Income)	Performance Relative to Prior Guidance Midpoint
Net Income ($ millions) (2)	$211 to $214	$259	+ $47
22 Hotel Total Portfolio RevPAR Growth (3)	+ 2.0% to + 3.0%	2.9%	+ 0.4%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$326 to $329	$332	+ $4
Adjusted FFO Attributable to Common Stockholders ($ millions)	$257 to $260	$264	+ $6
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.13 to $1.15	$1.17	+ $0.03
Diluted Weighted Average Shares Outstanding	226,500,000	226,300,000	- 200,000

(1)	Reflects guidance presented on November 5, 2018.
(2)

Net income includes a $48.2 million gain on the sales of the Marriott Tysons Corner, the Hilton North Houston and the Marriott Houston (the “Houston hotels”). Excluding this gain, pro forma net income performance relative to prior guidance midpoint would be $(2) for both the fourth quarter and year ended December 31, 2018.

(3)	The 22 Hotel Total Portfolio RevPAR Growth is comprised of all hotels owned by the Company as of December 31, 2018, plus the Marriott Tysons Corner sold in December 2018.

2018 Highlights

•

Enhanced the overall quality of the portfolio and increased the concentration of Long-Term Relevant Real Estate® through the disposition of six hotels with prior year RevPAR that was 44% below the 2018 21 Hotel Comparable Portfolio RevPAR of $191.74.

•	Acquired the land underlying the JW Marriott New Orleans.
•	Acquired the exclusive perpetual rights to portions of the Renaissance Washington DC that were previously leased.
•	Completed over $150 million of capital improvements throughout the portfolio, including:
o	January 2019 opening of 46,000 square feet of new state-of-the-art meeting space, including a new 16,400 square foot ballroom on vacant land adjacent to the Renaissance Orlando at SeaWorld®.
o	April 2018 conversion of vacant retail space into 8,000 square feet of new meeting space at the Boston Park Plaza.
o	Full guestroom renovation of the Marriott Boston Long Wharf, including a complete redesign of all guestrooms and bathrooms, the creation of an M Club and the addition of three new guestrooms.
o	Full guestroom renovation of the JW Marriott New Orleans, including a complete redesign of all guestrooms, enlarging many of the bathrooms and converting a majority of the bathtubs to showers.
o

$4 million of investment into environmental and sustainability projects, including LED lighting retrofits to increase efficiency and reduce energy consumption, conversion of certain hotel engineering components to more sustainable energy sources and the installation of variable frequency mechanical equipment and smart sensors to reduce overall energy consumption.

•	Returned $157 million of cash in the form of dividends to the Company’s stockholders.
•

Further enhanced the Company’s already strong liquidity position, ending 2018 with over $809 million of total unrestricted cash on hand. After adjusting for  the January 2019 payment of common and preferred dividends, the Company has over $682 million of total pro forma unrestricted cash available for future investment.

Balance Sheet/Liquidity Update

As of December 31, 2018, the Company had $862.4 million of cash and cash equivalents, including restricted cash of $53.1 million, total assets of $4.0 billion, including $3.0 billion of net investments in hotel properties, total consolidated debt of $982.8 million and stockholders’ equity of $2.7 billion.

Capital Improvements

The Company invested $33.1 million and $150.8 million into capital improvements of its portfolio during the quarter and year ended December 31, 2018, respectively. In 2019, the Company expects to invest approximately $125 million to $145 million into its portfolio. Based on the expected timing and scope of the 2019 projects, the Company expects $4.0 million to $5.0 million of total revenue displacement related to its major capital improvement projects in 2019, which represents a $5.5 million reduction from the levels witnessed in 2018.  A selection of the Company’s planned 2019 capital improvement projects include:

•

Hilton San Diego Bayfront: The Company expects to invest approximately $22 million to $24 million, with a portion spent in 2018, to renovate all 1,190 guestrooms and suites. The work will include the replacement of guestroom soft goods and renovation of corridors. The renovation began during the fourth quarter of 2018, and is expected to be completed during the third quarter of 2019. In addition, the Company expects to reposition the food and beverage offerings at the hotel, which will allow for the conversion of certain existing restaurant space into additional meeting space. The food and beverage repositioning work is currently anticipated to occur in 2020. The Company expects $2.5 million to $3.0 million of revenue displacement during the first three quarters of 2019 in connection with the guestroom soft goods replacement and corridor renovation.

•

Renaissance Harborplace: The Company expects to invest approximately $21 million to $23 million, with a portion spent in 2018, to renovate all 622 guestrooms and suites. The renovation includes the complete redesign of all guestrooms and bathrooms, including the conversion of 445 bathtubs to showers. The renovation began during the fourth quarter of 2018, and is expected to be completed during the second quarter of 2019. The Company expects approximately  $1.0 million to $1.5 million of revenue displacement in the first half of 2019.

•

Hyatt Regency San Francisco: The Company expects to invest approximately $6 million to convert currently under-utilized corridor space into 17 new guestrooms. The conversion includes the addition of 15 rooms that will offer striking views of the San Francisco bay and surrounding area. Construction of the new guestrooms is expected to begin during the fourth quarter of 2019 and be completed in the second quarter of 2020. The Company does not anticipate any revenue displacement related to the construction.

•

Environmental and Sustainability Projects:  The Company expects to invest approximately $4 million to $10 million into additional environmental and sustainability projects in 2019, including the installation of solar panels at certain hotels in the portfolio, additional LED lighting retrofits and the modernization of other mechanical equipment intended to reduce its overall energy consumption.

2019 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business, changes in its operating environment, or any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, noncash impairment expense, changes in deferred tax assets or valuation allowances, severance costs associated with restructuring hotel services, uninsured property losses, early lease termination costs,  prior year property tax assessments or credits, debt repurchases/repayments, or unannounced financings during 2019.

The Company’s 2019 guidance does not include any residual impact from the recent government shutdown or any additional impact from any future government shutdowns, which could likely have a prolonged negative impact on its business.

For the first quarter of 2019, the Company expects:

Metric	Quarter Ended March 31, 2019 Guidance (1)
Net Income ($ millions)	$10 to $14
21 Hotel Comparable Portfolio RevPAR Growth	+ 2.5% to + 4.5%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$59 to $62
Adjusted FFO Attributable to Common Stockholders ($ millions)	$42 to $45
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.18 to $0.20
Diluted Weighted Average Shares Outstanding	227,700,000

For the full year of 2019, the Company expects:

Metric	Full Year 2019 Guidance (1)
Net Income ($ millions)	$109 to $134
21 Hotel Comparable Portfolio RevPAR Growth	0.0% to + 3.0%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$300 to $324
Adjusted FFO Attributable to Common Stockholders ($ millions)	$229 to $254
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.01 to $1.11
Diluted Weighted Average Shares Outstanding	228,000,000

(1)	See page 13 for detailed reconciliations of Net Income to non-GAAP financial measures.

First quarter and full year 2019 guidance are based in part on the following assumptions:

•	Full year revenue displacement of $4.0 million to $5.0 million, related to planned 2019 capital investment projects.
•	Full year Adjusted EBITDAre, excluding noncontrolling interest displacement of approximately $3.0 million to $4.0 million, related to planned 2019 capital investment projects.
•	Full year 21 Hotel Comparable Portfolio Adjusted EBITDAre Margin is expected to decline 25 basis points to 75 basis points.
•	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $23 million.
•	Full year amortization of deferred stock compensation expense of approximately $9 million.
•

Full year interest expense of approximately $51 million, including approximately $3  million in amortization of deferred financing costs and approximately $3 million of capital lease obligation interest. Full year interest expense does not include any noncash gain or loss on derivatives.

•	Full year total preferred dividends of $13 million, which includes the Series E and Series F cumulative redeemable preferred stock.

Dividend Update

On February 11, 2019, the Company’s board of directors declared a cash dividend of $0.05 per share of common stock, as well as cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on April 15, 2019 to stockholders of record as of March 29, 2019.

The Company expects to continue to pay a quarterly cash dividend of $0.05 per share of common stock throughout 2019. Consistent with the Company’s past practice and to the extent that the expected regular quarterly dividends for 2019 do not satisfy the annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch-up” dividend in January 2020. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the guidance or other information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss fourth quarter and full year 2018 financial results on February 13, 2019, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website. Alternatively, investors may dial  1-334-323-0522 and reference confirmation code 2787593  to listen to the call live. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of February 12, 2019 has interests in 21  hotels comprised of 10,780 rooms. Sunstone’s primary business is to acquire, own, asset manage and renovate hotels considered to be Long-Term Relevant Real Estate®, the majority of which are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns through the ownership of Long-Term Relevant Real Estate® in the hospitality sector. Our values include transparency, trust, ethical conduct, honest communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to own hotels that will maintain a high appeal with travelers over long periods of time and will generate economic earnings materially in excess of recurring capital requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, government shutdown, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest,  which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; severe weather events or other natural disasters; risks impacting our ability to pay anticipated future dividends; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 12, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre;  Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers.  NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre,  excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions. Our presentation of Adjusted EBITDAre, excluding noncontrolling interest results in a similar metric as our previous disclosure of Adjusted EBITDA.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

•

Noncash ground rent: we exclude the noncash expense incurred from straight-lining our ground lease obligations as this expense does not reflect the actual rent amounts due to the respective lessors in the current period and is of lesser significance in evaluating our actual performance for the current period.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

•

Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; lease terminations; and property insurance proceeds or uninsured losses.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net income (loss) allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components.  We  also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. Additionally, we include an adjustment for the cash ground lease expenses recorded on the ground lease at the Courtyard by Marriott Los Angeles and the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that both of these leases are capital leases, and, therefore, we include a portion of the capital lease payments each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the actual rent due to both hotels’ lessors in the current period, as well as the operating performance of both hotels.  We  also exclude the effect of gains and losses on the disposition of undepreciable assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders,  we also exclude the noncash interest on our derivatives and capital lease obligations,  the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership, as well as changes to deferred tax assets or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel  Adjusted EBITDAre and hotel  Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 22 Hotel Total Portfolio includes all hotels owned by the Company as of December 31, 2018, plus the Marriott Tysons Corner, sold in December 2018. Our 21 Hotel Comparable Portfolio is comprised of all hotels owned by the Company as of December 31, 2018. Our 21 Hotel Comparable Portfolio includes both our results and the prior owner’s results for the Oceans Edge Resort & Marina acquired in July 2017. We obtained prior ownership information from the Oceans Edge Resort & Marina’s previous owner during the due diligence period before acquiring the hotel. We performed a limited review of the information as part of our analysis of the acquisition. We caution you not to place undue reliance on the prior ownership information. We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre,  excluding noncontrolling interest, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on pages  11 and 12. Reconciliations and the components of hotel Adjusted EBITDAre and hotel  Adjusted EBITDAre margin are set forth on pages 14 and 15.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$809,316	$488,002
Restricted cash	53,053	71,309
Accounts receivable, net	33,844	34,219
Inventories	1,078	1,323
Prepaid expenses	11,183	10,464
Assets held for sale, net	—	122,807
Total current assets	908,474	728,124

Investment in hotel properties, net	3,030,998	3,106,066
Deferred financing costs, net	3,544	1,305
Other assets, net	29,817	22,317

Total assets	$3,972,833	$3,857,812

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$30,425	$31,810
Accrued payroll and employee benefits	25,039	26,687
Dividends and distributions payable	126,461	133,894
Other current liabilities	44,962	44,502
Current portion of notes payable, net	5,838	5,477
Liabilities of assets held for sale	—	189
Total current liabilities	232,725	242,559

Notes payable, less current portion, net	971,225	977,282
Capital lease obligations, less current portion	27,009	26,804
Other liabilities	30,703	28,989
Total liabilities	1,261,662	1,275,634

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at December 31, 2018 and 2017, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at December 31, 2018 and 2017, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 228,246,247 shares issued and outstanding at December 31, 2018 and 225,321,660 shares issued and outstanding at December 31, 2017	2,282	2,253
Additional paid in capital	2,728,684	2,679,221
Retained earnings	1,182,722	932,277
Cumulative dividends and distributions	(1,440,202)	(1,270,013)
Total stockholders' equity	2,663,486	2,533,738
Noncontrolling interest in consolidated joint venture	47,685	48,440
Total equity	2,711,171	2,582,178

Total liabilities and equity	$3,972,833	$3,857,812

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Revenues
Room	$191,132	$199,532	$799,369	$829,320
Food and beverage	67,199	73,990	284,668	296,933
Other operating	22,521	16,668	75,016	67,385
Total revenues	280,852	290,190	1,159,053	1,193,638
Operating expenses
Room	50,281	53,019	210,204	213,301
Food and beverage	46,187	50,457	193,486	201,225
Other operating	4,681	4,272	17,169	16,392
Advertising and promotion	13,708	13,762	55,523	58,572
Repairs and maintenance	10,627	11,653	43,111	46,298
Utilities	6,791	7,575	29,324	30,419
Franchise costs	8,442	9,314	35,423	36,681
Property tax, ground lease and insurance	18,756	20,239	82,414	83,716
Other property-level expenses	31,414	33,510	132,419	138,525
Corporate overhead	8,191	7,232	30,247	28,817
Depreciation and amortization	36,268	38,583	146,449	158,634
Impairment loss	—	5,626	1,394	40,053
Total operating expenses	235,346	255,242	977,163	1,052,633

Gain on sale of assets	48,174	—	116,961	45,474
Operating income	93,680	34,948	298,851	186,479
Interest and other income	3,451	1,743	10,500	4,340
Interest expense	(16,081)	(10,425)	(47,690)	(51,766)
Loss on extinguishment of debt	(835)	(820)	(835)	(824)
Income before income taxes and discontinued operations	80,215	25,446	260,826	138,229
Income tax (provision) benefit, net	(2,459)	(4,766)	(1,767)	7,775
Income from continuing operations	77,756	20,680	259,059	146,004
Income from discontinued operations	—	—	—	7,000
Net income	77,756	20,680	259,059	153,004
Income from consolidated joint venture attributable to noncontrolling interest	(1,425)	(1,284)	(8,614)	(7,628)
Preferred stock dividends	(3,208)	(3,208)	(12,830)	(12,830)
Income attributable to common stockholders	$73,123	$16,188	$237,615	$132,546

Basic and diluted per share amounts:
Income from continuing operations attributable to common stockholders	$0.32	$0.07	$1.05	$0.56
Income from discontinued operations	—	—	—	0.03
Basic and diluted income attributable to common stockholders per common share	$0.32	$0.07	$1.05	$0.59

Basic and diluted weighted average common shares outstanding	227,068	224,147	225,924	221,898

Distributions declared per common share	$0.54	$0.58	$0.69	$0.73

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income	$77,756	$20,680	$259,059	$153,004
Operations held for investment:
Depreciation and amortization	36,268	38,583	146,449	158,634
Amortization of lease intangibles	65	62	93	251
Interest expense	16,081	10,425	47,690	51,766
Income tax provision (benefit), net	2,459	4,766	1,767	(7,775)
Gain on sale of assets, net	(48,176)	(11)	(116,916)	(45,747)
Impairment loss	—	5,626	1,394	40,053
EBITDAre	84,453	80,131	339,536	350,186

Operations held for investment:
Amortization of deferred stock compensation	2,069	1,854	9,007	8,042
Amortization of favorable and unfavorable contracts, net	(5)	3	(2)	218
Noncash ground rent	(287)	(281)	(1,147)	(1,122)
Capital lease obligation interest - cash ground rent	(593)	(590)	(2,361)	(1,867)
Loss on extinguishment of debt	835	820	835	824
Hurricane-related uninsured losses (insurance proceeds), net	—	41	(990)	1,690
Closing costs - completed acquisition	—	—	—	729
Prior year property tax adjustments, net	(320)	(251)	(203)	(800)
Property-level restructuring, severance and management transition costs	29	—	29	—
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(1,425)	(1,284)	(8,614)	(7,628)
Depreciation and amortization	(641)	(620)	(2,556)	(2,767)
Interest expense	(545)	(482)	(1,982)	(1,950)
Noncash ground rent	73	73	290	290
Loss on extinguishment of debt	—	(205)	—	(205)
Discontinued operations:
Gain on sale of assets	—	—	—	(7,000)
	(810)	(922)	(7,694)	(11,546)

Adjusted EBITDAre, excluding noncontrolling interest	$83,643	$79,209	$331,842	$338,640

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO  Attributable to Common Stockholders and

Adjusted FFO  Attributable to Common Stockholders

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income	$77,756	$20,680	$259,059	$153,004
Preferred stock dividends	(3,208)	(3,208)	(12,830)	(12,830)
Operations held for investment:
Real estate depreciation and amortization	36,020	38,486	145,827	158,177
Amortization of lease intangibles	65	62	93	251
Gain on sale of assets, net	(48,176)	(11)	(116,916)	(45,747)
Impairment loss	—	5,626	1,394	40,053
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(1,425)	(1,284)	(8,614)	(7,628)
Real estate depreciation and amortization	(641)	(620)	(2,556)	(2,767)
Discontinued operations:
Gain on sale of assets	—	—	—	(7,000)
FFO attributable to common stockholders	60,391	59,731	265,457	275,513

Operations held for investment:
Amortization of favorable and unfavorable contracts, net	(5)	3	(2)	218
Noncash ground rent	(287)	(281)	(1,147)	(1,122)
Noncash interest on derivatives and capital lease obligations, net	3,805	(1,777)	(1,190)	3,106
Loss on extinguishment of debt	835	820	835	824
Hurricane-related uninsured losses (insurance proceeds), net	—	41	(990)	1,690
Closing costs - completed acquisition	—	—	—	729
Prior year property tax adjustments, net	(320)	(251)	(203)	(800)
Property-level restructuring, severance and management transition costs	29	—	29	—
Noncash income tax provision (benefit), net	2,232	4,393	1,132	(9,235)
Noncontrolling interest:
Noncash ground rent	73	73	290	290
Noncash interest on derivative, net	—	(25)	(1)	(30)
Loss on extinguishment of debt	—	(205)	—	(205)
	6,362	2,791	(1,247)	(4,535)

Adjusted FFO attributable to common stockholders	$66,753	$62,522	$264,210	$270,978

FFO attributable to common stockholders per diluted share	$0.27	$0.27	$1.17	$1.24

Adjusted FFO attributable to common stockholders per diluted share	$0.29	$0.28	$1.17	$1.22

Basic weighted average shares outstanding	227,068	224,147	225,924	221,898
Shares associated with unvested restricted stock awards	474	566	377	391
Diluted weighted average shares outstanding	227,542	224,713	226,301	222,289

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for First Quarter and Full Year 2019

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended		Year Ended
	March 31, 2019		December 31, 2019
	Low	High	Low	High

Net income	$10,200	$13,800	$109,000	$134,200
Depreciation and amortization	36,200	36,000	144,800	144,200
Amortization of lease intangibles	100	100	300	300
Interest expense	12,900	12,700	51,200	50,800
Income tax provision	300	300	1,300	1,300
Noncontrolling interest	(1,900)	(2,100)	(12,300)	(12,500)
Amortization of deferred stock compensation	2,100	2,100	9,300	9,300
Noncash ground rent	(300)	(300)	(1,200)	(1,200)
Capital lease obligation interest - cash ground rent	(600)	(600)	(2,400)	(2,400)
Adjusted EBITDAre, excluding noncontrolling interest	$59,000	$62,000	$300,000	$324,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$10,200	$13,800	$109,000	$134,200
Preferred stock dividends	(3,200)	(3,200)	(12,800)	(12,800)
Real estate depreciation and amortization	36,000	35,800	143,800	143,200
Amortization of lease intangibles	100	100	300	300
Noncontrolling interest	(1,300)	(1,500)	(10,100)	(10,300)
Noncash ground rent	(300)	(300)	(1,200)	(1,200)
Noncash interest on capital lease obligations	100	100	200	200
Adjusted FFO attributable to common stockholders	$41,600	$44,800	$229,200	$253,600

Adjusted FFO attributable to common stockholders per diluted share	$0.18	$0.20	$1.01	$1.11

Diluted weighted average shares outstanding	227,700	227,700	228,000	228,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

21 Hotel Comparable Portfolio Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin (1)	30.5%	30.2%	30.9%	31.5%
21 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (2)	30.4%	30.1%	30.9%	31.4%

Total revenues	$280,852	$290,190	$1,159,053	$1,193,638
Non-hotel revenues (3)	(28)	(20)	(94)	(82)
Hurricane-related business interruption insurance proceeds (4)	(4,959)	—	(5,771)	—
Total Actual Hotel Revenues	275,865	290,170	1,153,188	1,193,556
Prior ownership hotel revenues (5)	—	—	—	9,249
Sold hotel revenues (6)	(6,501)	(35,151)	(67,065)	(154,963)
Total 21 Hotel Comparable Portfolio Revenues	$269,364	$255,019	$1,086,123	$1,047,842

Net income	$77,756	$20,680	$259,059	$153,004
Non-hotel revenues (3)	(28)	(20)	(94)	(82)
Non-hotel operating expenses, net (7)	(784)	(775)	(3,282)	(2,396)
Property-level restructuring, severance and management transition costs (8)	29	—	29	—
Hurricane-related business interruption insurance proceeds (4)	(4,959)	—	(5,771)	—
Hurricane-related uninsured losses (9)	—	41	110	1,690
Hospitality procurement supply rebate (10)	—	—	(1,088)	—
Corporate overhead	8,191	7,232	30,247	28,817
Depreciation and amortization	36,268	38,583	146,449	158,634
Impairment loss	—	5,626	1,394	40,053
Gain on sale of assets	(48,174)	—	(116,961)	(45,474)
Interest and other income	(3,451)	(1,743)	(10,500)	(4,340)
Interest expense	16,081	10,425	47,690	51,766
Loss on extinguishment of debt	835	820	835	824
Income tax provision (benefit), net	2,459	4,766	1,767	(7,775)
Income from discontinued operations	—	—	—	(7,000)
Actual Hotel Adjusted EBITDAre	84,223	85,635	349,884	367,721
Prior ownership hotel Adjusted EBITDAre (5)	—	—	—	2,856
Sold hotel Adjusted EBITDAre (6)	(1,975)	(8,634)	(14,394)	(40,873)
21 Hotel Comparable Portfolio Adjusted EBITDAre	82,248	77,001	335,490	329,704
Prior year property tax adjustments, net (11)	(320)	(251)	(203)	(800)
21 Hotel Comparable Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$81,928	$76,750	$335,287	$328,904

* Footnotes on page  15

(1)	21 Hotel Comparable Portfolio Adjusted EBITDAre Margin is calculated as 21 Hotel Comparable Portfolio Adjusted EBITDAre divided by Total 21 Hotel Comparable Portfolio Revenues.
(2)

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 21 Hotel Comparable Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 21 Hotel Comparable Portfolio Revenues.

(3)

Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Resort.

(4)

Hurricane-related business interruption insurance proceeds include $0.8 million and $5.0 million received in the first quarter of 2018 and fourth quarter of 2018, respectively, at the Oceans Edge Resort & Marina related to Hurricane Irma disruption in 2017 and 2018.

(5)	Prior ownership includes hotel revenues and Adjusted EBITDAre generated during the prior ownership period for the Oceans Edge Resort & Marina, acquired in July 2017.
(6)

Sold hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership periods for Marriott Tysons Corner, sold in December 2018, the Houston hotels, sold in October 2018, the Hyatt Regency Newport Beach, sold in July 2018, the Marriott Philadelphia and the Marriott Quincy, both of which were sold in January 2018, along with the Marriott Park City and the Fairmont Newport Beach, sold in June 2017 and February 2017, respectively.

(7)

Non-hotel operating expenses, net include the following: the amortization of lease intangibles; the amortization of a favorable management agreement; noncash ground rent; and capital lease obligation interest - cash ground rent.

(8)	Property-level restructuring, severance and management transition costs include $29,000 in management transitions costs incurred in the fourth quarter of 2018 at the Hilton New Orleans St. Charles.
(9)

Hurricane-related uninsured losses for 2018 include $0.1 million at the Oceans Edge Resort & Marina and a total of $5,000 at the Houston hotels. Hurricane-related uninsured losses for the fourth quarter of 2017 include an adjustment totaling $(0.1) million at the Houston hotels, and additional cost of $0.1 million at the Oceans Edge Resort & Marina. Hurricane-related uninsured losses for 2017 include the following costs: a total of $0.8 million at the Houston hotels; $0.8 million at the Oceans Edge Resort & Marina; and $0.1 million at the Renaissance Orlando at SeaWorld®.

(10)	Hospitality procurement supply rebate includes a one-time $1.1 million rebate received from one of the Company's third-party management companies during 2018.
(11)

Prior year property tax adjustments, net for both the fourth quarters of 2018 and 2017 exclude the additional net benefit of $0.3 million. Prior year property tax adjustments, net for years 2018 and 2017 exclude the additional net benefit of $0.2 million and $0.8 million, respectively.